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                                                                     Exhibit 4.2


                             MTC TECHNOLOGIES, INC.

                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is made as of June 11, 2002, by and between MTC Technologies, Inc., a Delaware corporation (the "Company"), and Rajesh K. Soin (the "Holder" and, together with his permitted successors and assigns, the "Holders").

     The parties to this Agreement hereby agree as follows:

1. Required Registration. Upon the receipt by the Company, from Holders representing at least 25% of the Registrable Securities (as defined in Section 15(h) below) then outstanding, of a written request (a "Request") for the registration of some or all of their Registrable Securities at any time more than 270 days after any registration statement covering an initial public offering (an "IPO") of securities of the Company under the Securities Act of 1933, as amended (the "1933 Act"), has become effective, the Company shall, if the reasonably anticipated aggregate offering price would exceed $5,000,000, prepare and file a registration statement under the 1933 Act, covering the Registrable Securities that are the subject of the Request. The Company shall promptly give written notice to all Holders of its receipt of a Request, and the Company shall, subject to the provisions of Section 5 hereof, include in such registration statement all other Registrable Securities that Holders have requested to have included within 20 days after such notice has been given by the Company. The Holders shall be entitled to two registrations under this Section 1. In the event that the Holders delivering the Request determine for any reason (other than at the request of the Company) not to proceed with a registration of Registrable Securities requested pursuant to this Section 1 at any time before the registration statement has been declared effective by the Securities and Exchange Commission (the "SEC"), and such registration statement, if theretofore filed with the SEC, is withdrawn with respect to the Registrable Securities covered thereby, and such Holders reimburse the Company for the fees, costs and expenses incurred by it in connection therewith, then, with respect to that non-consummated registration, the Holders will not be deemed to have exercised one of their rights to require the Company to register Registrable Securities pursuant to this Section 1. If the Holders determine not to proceed with such a registration upon the request of the Company, the Holders will not be required to reimburse the Company for its fees, costs and expenses and, with respect to that non-consummated registration, the Holders will not be deemed to have exercised one of their rights to require the Company to register Registrable Securities pursuant to this Section 1. The Company shall not, without the prior written consent of Holders representing at least 25% of the Registrable Securities then held by all of the Holders, effect any registration of its securities (other than on Form S-4 or Form S-8, or any successor or similar form) from the date the Company receives a Request pursuant to this Section 1 until the earlier of (a) 90 days after the date on which all securities covered by

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     such Request have been sold and (b) 180 days after the effective date of the registration statement covering such securities.

2. Incidental Registration. Each time the Company determines to proceed with the preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for money of any of its securities, whether by the Company or any of its security holders (other than on Forms S-4 or S-8, or any successor or similar form and other than in connection with the Company's IPO), the Company shall give written notice of its determination to the Holders. Upon the written request of a Holder given to the Company within 20 days after the giving of notice by the Company, the Company shall, subject to the provisions of Section 5 hereof, cause all Registrable Securities that the Holder has requested to be registered to be included in the registration statement.

3. Short Form Registration. In addition to the registration rights provided in Sections 1 and 2 hereof, if the Company qualifies for the use of Form S-3 or any similar short form registration statement then in effect (other than Form S-4 or Form S-8, or any successor or similar form), the Company shall, upon each Request of Holders seeking to register Registrable Securities having an aggregate market value of at least $5,000,000, register on such form the Registrable Securities that are the subject of the Request. All registrations effected under this Section 3 will be at the expense of the Company and will not count toward the two registrations permitted under Section 1.

4. Limitations. Notwithstanding the provisions of Sections 1 and 3 hereof:


(a) the Company has the right to delay or suspend the preparation and filing of a registration statement for up to 90 days if in the reasonable judgment of a majority of the Board of Directors of the Company such filing would hinder in any material respect or require disclosure of any financing, acquisition, corporate reorganization or other material event involving the Company which disclosure could be materially harmful to the Company; provided that the Company shall use its best efforts to cause any such registration statement to become effective within 150 days of receipt of the request therefor and the Company is only entitled to utilize this clause (a) once in any 12 month period; and

(b) after the registration statement has been declared effective, the Company will have the right to suspend the use of the registration statement for such period (not to exceed 90 days) as may be necessary to permit the Company to prepare and file with the SEC any amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the 1933 Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided that the Company will only be entitled to utilize this clause (b) twice in any 12 month period to remedy material

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          misstatements or omissions for which the Company would be required to indemnify Holders under Section 8(a);
          and

(c) if, prior to receiving a request for registration, the Company has given notice under Section 2 hereof that it intends to prepare and file a registration statement (a "Section 2 Registration Statement"), then the Company will have the right to delay or suspend the filing of the registration statement requested by the Holders; provided that the Company shall use its best efforts to (i) cause any such registration statement requested by the Holders to become effective within 180 days after the date on which all securities covered by the Section 2 Registration Statement have been sold, and (ii) include any Registrable Securities that are the subject of a notice delivered by Holders under Section 2 in the Section 2 Registration Statement; and

(d) the Company is not required to file a registration statement under Sections 1 or 3 within 180 days after the effective date of another registration statement under Sections 1, 2 or 3.

5. Pro Ration. If any Holder requests the registration of Registrable Securities under Sections 1, 2 or 3 above in a registration statement that pertains to one or more underwritten public offerings and the managing underwriters impose a limitation on the number of Common Shares that may be included in the registration statement, the Company shall include in the registration (i) in the case of a registration under Section 2 hereof, first, the Common Shares that the Company proposes to issue and sell, second, the Registrable Securities requested by the Holders to be included therein pursuant to Section 2, and third, any other Common Shares requested to be included in the registration statement by persons other than the Holders, provided however, that in no event will Holders have the opportunity to register less than 25% of the total number of Common Shares (or the equivalent) being included in any Section 2 Registration Statement (unless all Registrable Securities then outstanding represent less than 25% of the total number of Common Shares being included in the Section 2 Registration Statement, in which case the Holders will have the opportunity to register all their Registrable Securities) and (ii) in the case of a registration under Sections 1 or 3, as the case may be, first, on a pro rata basis among the holders of Registrable Securities as to which registration rights have been exercised pursuant to Sections 1 or 3 (the "Demand Shares") according to the number of Registrable Securities owned by each, second, the number of Registrable Securities requested by the Holders (to the extent their request was not pursuant to Sections 1 or 3) to be included that in the opinion of the underwriters can be sold (the "Secondary Shares"), on a pro rata basis among holders of the Secondary Shares according to the number of Registrable Securities owned by each (exclusive of Demand Shares in each case), and third, any other Common Shares requested to be included in the registration statement by persons other than the Holders.

6. Registration Procedures. If and whenever the Company is required by the provisions of Sections 1, 2 or 3 to effect the registration of Registrable Securities under the 1933 Act, the Company shall:

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(a)             subject to the provisions of Section 4, prepare and file with the SEC within 45 days of the Company's receipt of a Holder's Request pursuant to Sections 1 or 3, a registration statement with respect to the Registrable Securities covered by the Request, and use its best efforts to cause the registration statement to become effective within 100 days of the Company's receipt of the Request;

(b) prepare and file with the SEC such amendments to the registration statement and supplements to the prospectus contained therein and take any other actions as may be necessary to keep the registration statement effective until the earlier of (i) the date on which all Registrable Securities covered by the registration statement have been sold and (ii) 180 days after the effective date of the registration statement, provided that any such 180-day period will be extended for a period equal to the period that the Holder refrains, at the request of the Company or any underwriter of Registrable Securities, from selling any Registrable Securities included in the registration;

(c) use its best efforts to register or qualify the Registrable Securities for sale under such other securities or blue sky laws of such jurisdictions as the Holders may reasonably request (including factors such as the cost to the Company) and do any and all other acts and things that may be reasonably necessary or desirable to enable the Holders to consummate the disposition of the Registrable Securities in such jurisdictions;

(d) furnish to the Holders and to the underwriters of the securities being registered a reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, and such other documents as the Holders or underwriters may reasonably request in order to facilitate the public offering of the securities being registered;

(e) notify the participating Holders, promptly after the Company receives notice thereof, of the time when the registration statement or any amendment thereto has become effective or a supplement to any prospectus forming a part of the registration statement has been filed;

(f) notify the Holders promptly of any request by the SEC for the amending or supplementing of the registration statement or prospectus or for additional information;

(g) prepare and file with the SEC, promptly upon the request of the Holders, any amendments or supplements to the registration statement or prospectus that, in the opinion of counsel for the Holders (and concurred in by counsel for the Company), is required under the 1933 Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by the Holders;

(h) prepare and promptly file with the SEC, and promptly notify the Holders of the filing of, any amendment or supplement to the registration

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          statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the 1933 Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(i) advise the Holders, promptly after the Company receives notice or obtains knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order is issued;

(j) at least three days prior to the filing of any amendment or supplement to the registration statement or prospectus, furnish copies thereof to the Holders and refrain from filing any amendment or supplement to which the Holders have reasonably objected on the grounds that the amendment or supplement does not comply in all material respects with the requirements of the 1933 Act or the rules and regulations thereunder, unless in the opinion of counsel for the Company the filing of the amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and the filing will not violate applicable law;

(k) at the request of the Holders, furnish on the date or dates provided for in the underwriting agreement: (i) an opinion of counsel for the Company addressed to the underwriters, if any, opining as to such matters as may be reasonably agreed to by such underwriters and the Company; and (ii) a letter or letters from the independent certified public accountants of the Company, addressed to the underwriters, if any, covering such matters as such underwriters request, in which letters such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the 1933 Act and that in their opinion the financial statements and other financial data of the Company included in the registration statement or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the 1933 Act;

(l) during such times as Common Shares are listed on an exchange or quoted on a quotation service, cause all Registrable Securities registered pursuant hereto to be listed or quoted on the same exchange or quotation service; and

(m) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of the registration of those securities.

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7.             Expenses. The Company shall bear the reasonable fees, costs and expenses of any registrations requested pursuant to Sections 1 or 3 hereof, and the inclusion of Registrable Securities in any registration statement pursuant to Section 2 hereof, including but not limited to the following fees, costs and expenses: all registration, filing, and stock exchange fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of other persons retained by the Company, all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, and the reasonable fees and disbursements of one counsel for all Holders participating in such registration. The Holders participating in the registration are responsible for, and shall pay or otherwise bear, their pro rata share of underwriting discounts and commissions with respect to the Registrable Securities being sold by them.

8.             Indemnification.

(a) By the Company. The Company shall indemnify and hold harmless each Holder of Registrable Securities that are included in a registration statement pursuant to this Agreement and any underwriter (as defined in the 1933 Act) for such a Holder and each person, if any, who controls such a Holder or such an underwriter within the meaning of the 1933 Act, from and against any and all loss, damage, liability or claims, to which such a Holder, underwriter or controlling person becomes subject under the 1933 Act or otherwise, and, subject to the provisions of Section 8c hereof, shall reimburse them, from time to time upon request, for any legal or other costs or expenses reasonably incurred by them in connection with investigating any claims or defending any actions (as provided in Section 8(c) hereof), insofar as such losses, damages, liabilities, claims, costs or expenses are (i) caused by any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any prospectus contained therein or any amendment or supplement thereto, (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) arise out of any violation or alleged violation by the Company of the 1933 Act, the Securities Exchange Act of 1934 (the "1934 Act"), any state securities laws or any rule or regulation promulgated under any of the foregoing; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, claim, cost or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or an omission or alleged omission (other than a statement or omission about the Company) made in conformity with information furnished by the Holders or any underwriter for a Holder in writing specifically for use in the preparation of a registration statement, (ii) the failure of the Holder or any underwriter for a Holder to deliver a copy of the registration statement, prospectus or any amendments or supplements thereto or (iii) an untrue statement or alleged untrue statement or an omission or alleged omission in the registration statement, prospectus or any amendment or supplement thereto, if the untrue statement or alleged untrue statement, omission or alleged omission is

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          corrected so as to comply with all applicable securities laws in an amendment or supplement to the applicable document and the person seeking indemnification, having previously been furnished with copies of the applicable document as so amended or supplemented, thereafter fails to deliver the amended or supplemented document as required by the 1933 Act.

(b) By Holders of Registrable Securities. Each Holder of Registrable Securities that are included in a registration pursuant to this Agreement shall indemnify and hold harmless the Company, each other Holder, any underwriter and each person, if any, who controls the Company, another Holder or an underwriter, from and against any and all loss, damage, liability or claim to which the Company, another Holder, an underwriter or any controlling person becomes subject under the 1933 Act or otherwise and, subject to the provisions of Section 8(c) hereof, shall reimburse them, from time to time upon request, for any legal or other costs or expenses reasonably incurred by them in connection with investigating any claims or defending any actions (as provided in Section 8(c) hereof), insofar as such losses, damages, liabilities, costs, or expenses are caused by any untrue or alleged untrue statement of any material fact contained in the registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that the untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by the Holder or any underwriter for such Holder specifically for use in the preparation of the registration statement. Notwithstanding the foregoing, no indemnification obligation of any Holder will exceed the aggregate sales price, net of underwriting discounts and commissions, of all Registrable Securities sold by the Holder pursuant to the registration statement to which the indemnification relates and the indemnity agreement contained in this
          Section 8(b) does not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if the settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld).

(c) Notice. Within 10 business days after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this
          Section 8 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provision, the indemnified party shall, if a claim of indemnity is to be made against the indemnifying party pursuant to the provisions of paragraph (a) or (b), notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party except to the extent that the failure to give notice is prejudicial to the indemnifying party's ability to defend against the action. In case an action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will have the right to participate in, and, to the extent that it may wish,

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          jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest that would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties will have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties; provided that the indemnifying party's obligation under Sections 8(a) and 8(b) to reimburse any such indemnified party or parties for legal costs and expenses is limited to the legal costs and expenses of one such separate counsel. After notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to the indemnified party pursuant to the provisions of paragraph (a) or (b) for any legal or other expense subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party has employed counsel in accordance with the first proviso of the preceding sentence, (ii) the indemnifying party has not employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

(d) Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by such paragraphs, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations; provided, however, that, in any such case,
          (i) no Holder of Registrable Securities will be required to contribute any amount in excess of the aggregate sales price, net of underwriting discounts and commissions, of all such Registrable Securities sold by that Holder pursuant to the registration statement (less any indemnification paid by that party in connection with the same matter), and (ii) no Holder of Registrable Securities guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any Holder of Registrable Securities who was not guilty of such fraudulent misrepresentation.

          Within 10 business days after receipt by a Holder of Registrable Securities of notice of the commencement of any action, suit or proceeding in connection with a public offering of Registrable Securities, the Holder will, if a claim for contribution in respect thereof is able to be made against another party, notify the contributing party of the commencement thereof. The omission so to notify the contributing party will not relieve it from any liability that it may have except to the extent that failure to provide notice is prejudicial to the contributing party. In case any such action, suit or proceeding is brought against any party, and the party

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notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.

9. Transfer of Registration Rights. The registration rights and related obligations provided herein may be assigned by any Holder to (i) any immediate family member of the Holder, (ii) any trust for the benefit of the Holder or his or her immediate family members, (iii) another Holder or (iv) any person that acquires Registrable Securities from the Holder representing at least 5% of the Registrable Securities outstanding immediately after the Company's IPO, adjusted for stock splits, dividends or combinations. The term "Holder" includes the original Holder and any person that acquires Registrable Securities from the Holder or any other Holder; provided, however, that (a) the Company shall be given written notice by the transferor thereof at the time of the transfer stating the name and address of the transferee and identifying the securities with regard to which such rights are being transferred, (b) the transferee shall agree in writing to assume the obligations of the transferor hereunder and
     (c) the registration rights and related obligations may not be transferred with any Registrable Securities sold in a registered offering.

10. Holders to Provide Information. If the Holders request a registration of Registrable Securities, the Holders shall provide all such information and materials and shall take all such actions as may reasonably be required to permit the Company to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of the registration statement. Specifically, the Company may require the Holders to furnish the Company with such information regarding the Holders and the distribution of its securities as the Company may from time to time reasonably request in writing and as is required by law or the SEC.

11. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the 1933 Act, at all times from and after 270 days following the effective date of the Company's IPO;

(b) Use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the Securities Exchange Act of 1934 (the "1934 Act"); and

(c) So long as a Holder owns any Registrable Securities, furnish to the Holder promptly upon request a written statement by the Company as to its compliance with the reporting requirements of the 1933 Act and the 1934 Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any Registrable Securities without registration.

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12.       Granting of Registration Rights. The Company shall not, without the
          -------------------------------
     prior written consent of Holders representing at least 55% of the Registrable Securities then held by all the Holders, grant to any person registration rights of any kind or nature with respect to Registrable Securities or other capital shares of the Company if those rights would have priority over the rights granted to the Holders pursuant to this Agreement, whether in terms of the number of shares that Holders may include in any registration, the timing of any registration of shares, the rights of Holders to demand registration of shares held by them at the time requested by them, or in any other material respect.

13.       Underwritten Registrations.
          --------------------------

(a) The lead underwriter for any registration of Registrable Securities effected under Sections 1 or 3 hereof shall be selected by
                                    ----------    -
          the Holders initiating the registration with the approval of the Company, which approval shall not be unreasonably withheld.

(b) No Holder may participate in any underwritten registration hereunder unless it (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of any applicable underwriting arrangements.

14.       Termination. Sections 1, 2, and 3 of this Agreement will terminate (i)
          -----------  ----------  -      -
     with respect to any Registrable Securities when they have been distributed to the public pursuant to an offering registered under the 1933 Act or sold to the public pursuant to the provisions of Rule 144 under the 1933 Act (or any similar rule then in force) ("Rule 144") and (ii) with respect to any Holder, at such time as all Registrable Securities held by that Holder may be sold under Rule 144 during any 90-day period without being subject to the volume limitations contained therein.

15.       Miscellaneous.
          -------------

(a)            Waivers and Amendments. This Agreement may be amended or modified
               ----------------------
          in whole or in part only by a writing that makes reference to this Agreement executed by the Company and Holders representing at least 55% of the Registrable Securities then held by all the Holders. The obligations of any party hereunder may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party claimed to have given the waiver; provided, however, that any waiver by any party of any
                  --------  -------
          violation of, breach of, or default under any provision of this Agreement or any other agreement provided for herein shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any other agreement provided for herein.

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(b)            Entire Agreement. With respect to the subject matter hereof, this
               ----------------
          Agreement sets forth the entire understanding of the parties hereto and supersedes all prior contracts, agreements, arrangements, communications, discussions, representations and warranties among the parties, whether oral or written.

(c)            Governing Law. This Agreement is in all respects to be governed
               -------------
          by and construed in accordance with the internal substantive laws of the State of Ohio without giving effect to the principles of conflicts of law thereof.

(d)            Notices. Any notice, request or other communication required or
               -------
          permitted hereunder must be in writing and be deemed to have been duly given (i) when personally delivered or sent by facsimile transmission (upon confirmation of receipt) or (ii) five business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after being sent by reputable overnight courier, to the parties at their respective addresses set forth below.

         If to the Company:                 MTC Technologies, Inc.
                                            4032 Linden Avenue
                                            Dayton, Ohio  45432
                                            Attention:  David S. Gutridge
                                            Facsimile:  (937) 222-4329

         with a copy to:                    Jones, Day, Reavis & Pogue
                                            North Point
                                            901 Lakeside Avenue
                                            Cleveland, Ohio 44114
                                            Attention:  Christoper M. Kelly
                                            Facsimile:  (216) 579-0212

         If to Rajesh K. Soin:              c/o Soin International LLC
                                            33 West First Street
                                            Dayton, Ohio  45402

         with a copy to:                    [___________]



         If to any other Holders:           To their respective addresses
                                            on the Company's records.

Any party by written notice to the others may change the address or the persons to whom notices or copies thereof will be directed.

(e)            Counterparts. This Agreement may be executed in any number of
               ------------
          counterparts, each of which will be deemed to be an original, and all of which together will constitute one and the same instrument.

(f)            Successors and Assigns. This Agreement is binding upon and inures
               ----------------------
          to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Company may not assign or transfer its rights hereunder without the prior written consent of the Holders. Each of the Holders is entitled to assign all of its rights, benefits and obligations hereunder as provided in Section 9 hereof.
                                                            ---------
          Except as expressly permitted by Section 9 hereof, no Holder may
                                           ---------
          assign any or all of its rights or delegate any or all of its duties under this Agreement to any person without the prior written consent of the Company.

(g)            Third Parties. Nothing expressed or implied in this Agreement is
               -------------
          intended, or shall be construed, to confer upon or give any person or entity other than the parties hereto any rights or remedies under or by reason of this Agreement.

(h)            Definition of Registrable Securities. For the purposes of this
               ------------------------------------
          Agreement, the term "Registrable Securities" means the shares of Common Stock of the Company, par value $0.001 per share (the "Common Shares"), held by a Holder.

(i)            Action of the Holders. Wherever this Agreement requires or
               ---------------------
          otherwise provides for the approval, consent or action of the Holders, unless a greater or lesser percentage is specified, the written consent of the Holders representing at least 55% of all the Registrable Securities then held by the Holders shall constitute the approval, consent or action of the Holders.

               THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the undersigned have executed, or have caused their duly authorized representatives to execute, this Registration Rights Agreement as the date first above written.

                                 MTC TECHNOLOGIES, INC.

                                 By: /s/ David Gutridge
                                    -------------------------------------------
                                 Name:   David Gutridge
                                 Title:  Chief Financial Officer


                                 /s/ Rajesh K. Soin
                                 ----------------------------------------------
                                 Rajesh K. Soin




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